                                                                      EXHIBIT 25
                                          SECURITIES ACT OF 1933 FILE NO.
                                        (IF APPLICATION TO DETERMINE ELIGIBILITY
                                        OF TRUSTEE FOR DELAYED OFFERING PURSUANT
                                        TO SECTION 305(B)(2))
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(B)(2) / /

                              ----------------

                          THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION)
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                 13-2633612
                   (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)

                                    10081
                                 (ZIP CODE)

                              ----------------

                          ALCO STANDARD CORPORATION
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                    OHIO
       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                 23-0334400
                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                P.O. BOX 834
                         VALLEY FORGE, PENNSYLVANIA
                   (ADDRESS PRINCIPAL EXECUTIVE OFFICERS)

                                    19482
                                 (ZIP CODE)

                              ----------------

               DEBT SECURITIES TO BE ISSUED FROM TIME TO TIME
                     (TITLE OF THE INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.

  Furnish the following information as to the trustee;

  (a) Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency, Washington, D. C.

      Board of Governors of The Federal Reserve System, Washington, D.C.

  (b) Whether it is authorized to exercise corporate trust powers.

      Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  If the obligor is an affiliate of the Trustee, describe each such affiliation.

  The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

  (See Note on Page 3.)

ITEM 16. LIST OF EXHIBITS.

  List below all exhibits filed as a part of this statement of eligibility.

  *1. --A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)

  *2.  --Copies of the respective authorizations of The Chase Manhattan Bank
         (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

  *3.  --Copies of authorization of The Chase Manhattan Bank (National
         Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

  *4.  --A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item
         12(a)), Registration No. 33-28806.)

  *5. --A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)

  *6.  --The consents of United States institutional trustees required by
         Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)

   7. --A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                              ----------------

  * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                               ----------------

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                                      NOTE

  Insomuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said
Item is based on incomplete information.

  Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 15th day of February, 1994.

                                          THE CHASE MANHATTAN BANK (NATIONAL
                                           ASSOCIATION)

                                                  /s/ Josephine Massino
                                          _____________________________________
                                             By: Josephine Massino
                                                 Corporate Trust Officer

                                   EXHIBIT 7

                              REPORT OF CONDITION

  Consolidating domestic and foreign subsidiaries of The Chase Manhattan Bank, N.A. of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 02370           Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                                                    THOUSANDS
                                                                   OF DOLLARS
                                                                   -----------
                             ASSETS
CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:
 Noninterest-bearing balances and currency and coin..............  $ 5,778,428
 Interest-bearing balances.......................................    5,431,174
Securities.......................................................    7,439,029
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
 Agreement subsidiaries. and in IBFs:
 Federal funds sold..............................................    3,982,694
 Securities purchased under agreements to resell.................            0
LOANS AND LEASE FINANCING RECEIVABLES:
 Loans and leases. net of unearned income........................  $48,856,930
 LESS: Allowance for loan and lease losses.......................    1,065,877
 LESS: Allocated transfer risk reserve...........................            0
                                                                   -----------
Loans and leases, net of unearned income, allowance, and reserve.   47,791,053
Assets held in trading accounts..................................    6,244,939
Premises and fixed assets (including capitalized leases).........    1,617,111
Other real estate owned..........................................    1,189,024
Investments in unconsolidated subsidiaries and associated compa-
 nies............................................................       67,637
Customers' liability to this bank on acceptances outstanding.....      774,020
Intangible assets................................................      354,023
Other assets.....................................................    3,520,283
                                                                   -----------
TOTAL ASSETS.....................................................  $84,189,415
                                                                   ===========

                            LIABILITIES
DEPOSITS:
 In domestic offices...............................................  34,624,513
  Noninterest-bearing..............................................  13,739,371
  Interest-bearing.................................................  20,885,142
 In foreign offices, Edge and Agreement subsidiaries, and IBFs.....  30,660,808
  Noninterest-bearing..............................................   2,473,222
  Interest-bearing.................................................  28,187,586
                                                                     ----------
Federal funds purchased and securities sold under agreements to re-
 purchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries,and in IBF's:
Federal funds purchased............................................   2,829,219
Securities sold under agreements to repurchase.....................     140,462
Demand notes issued to the U.S. Treasury...........................      25,000
Other borrowed money...............................................   2,618,185
Mortgage indebtedness and obligations under capitalized leases.....      41,366
Bank's liability on acceptances, executed and outstanding..........     780,289
Subordinated notes and debentures..................................   2,360,000
Other liabilities..................................................   3,697,556
                                                                     ----------
TOTAL LIABILITIES..................................................  77,777,398
                                                                     ----------
Limited-life preferred stock and related surplus...................           0

                                                                     THOUSANDS
                                                                    OF DOLLARS
                                                                    -----------
                          EQUITY CAPITAL
Perpetual preferred stock and related surplus......................           0
Common stock.......................................................     910,494
Surplus............................................................   4,382,506
Undivided profits and capital reserves.............................     920,258
Net unrealized loss on marketable equity securities................     187,683
Cumulative foreign currency translation adjustments................      11,076
                                                                    -----------
TOTAL EQUITY CAPITAL...............................................   6,412,017
                                                                    -----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY
 CAPITAL........................................................... $84,189,415
                                                                    ===========

  I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above- named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                          SIGNED: /s/ Lester J. Stephens, Jr.
                                                  -----------------------------

  We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                          SIGNED:   /s/ Thomas G. Labrecque
                                                  -----------------------------

                                          SIGNED:   /s/ Arthur F. Ryan
                                                  -----------------------------

                                          SIGNED:   /s/ Richard J. Boyle
                                                  -----------------------------
                                                        Directors


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